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                                                           BANCFIRST CORPORATION
                                                                    EXHIBIT 23.1





                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in these Registration Statements on Form S-4/A (File No. 333-59913) and Form S-8 (File No.'s 333-31886 and 333-65129) of our report dated April 2, 1999 relating to the consolidated financial statements, which appears in BancFirst Corporation's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP

Oklahoma City, Oklahoma
March 26, 2001